UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – March 31, 2020
(Date of earliest event reported, March 26, 2020)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 SOUTH TRYON STREET, CHARLOTTE, NC...................................................28202
............(Address of principal executive offices)........................................................(Zip Code)

 Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The New York Stock Exchange
1.300% Senior Notes due 2023	HON 23A	The New York Stock Exchange
0.000% Senior Notes due 2024	HON 24A	The New York Stock Exchange
2.250% Senior Notes due 2028	HON 28A	The New York Stock Exchange
0.750% Senior Notes due 2032	HON 32	The New York Stock Exchange
* The common stock is also listed on the London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 26, 2020, Honeywell International Inc. (“Honeywell”) entered into a Delayed Draw Term Loan Agreement (the “Term Loan Agreement”), with the initial lenders named therein, as initial lenders, Citibank, N.A. (“Citibank”), as administrative agent, and Citibank, Bank of America, N.A., JPMorgan Chase Bank, N.A., and Wells Fargo Bank, National Association, as syndication agents.
The Term Loan Agreement provides for a two-year, delayed draw term loan facility in the aggregate principal amount of up to $6,000,000,000 and is maintained for general corporate purposes. Honeywell has elected to enter into the Term Loan Agreement to maximize financial flexibility, further bolster liquidity, and further strengthen resilience in uncertain times.
Advances may be made on up to three different business days during the period from March 26, 2020 (the “Effective Date”) to the date that is the earlier of (a) June 26, 2020 and (b) such date on which the Term Loan Agreement is terminated pursuant to its terms (the earlier of such date, the “Termination Date”). The Term Loan Agreement matures on March 26, 2022 (the “Maturity Date”). The principal amount permitted to be outstanding under the Term Loan Agreement may be increased by additional commitments in an aggregate amount up to $2,000,000,000. The amounts borrowed under the Term Loan Agreement are required to be repaid no later than the Maturity Date unless the Term Loan Agreement is terminated earlier pursuant to its terms and may not be reborrowed.
The Term Loan Agreement does not restrict Honeywell’s ability to pay dividends, nor does it contain financial covenants. The failure of Honeywell to comply with customary conditions or the occurrence of customary events of default contained in the Term Loan Agreement would prevent any further borrowings and would generally require the repayment of any outstanding borrowings under the Term Loan Agreement. Such events of default include, among other things, (a) non-payment of Term Loan Agreement debt, interest or fees; (b) non-compliance with the terms of the Term Loan Agreement covenants; (c) cross-default with other material debt in certain circumstances; (d) bankruptcy or insolvency; and (e) defaults on certain obligations under the Employee Retirement Income Security Act, of 1974. Additionally, each of the lenders has the right to terminate its commitment to lend additional funds under the Term Loan Agreement if any person or group acquires beneficial ownership of 30 percent or more of Honeywell’s voting stock, or, during any twelve-month period, individuals who were directors of Honeywell at the beginning of the period cease to constitute a majority of the board of directors, except to the extent individuals who at the beginning of such twelve-month period were replaced by individuals (x) whose election or nomination to the board of directors was approved by a majority of remaining members of the board of directors at the time of such election or nomination, or (y) who were nominated by a majority of the remaining members of the board of directors at the time of such election or nomination and subsequently elected as directors by shareowners of Honeywell.

At Honeywell’s option, advances under the Term Loan Agreement would be (1) a “Base Rate Advance” which would bear interest at the Base Rate (as defined below) plus the Applicable Margin (as described below), or (2) an “Eurodollar Rate Advance” which would bear interest at the Eurodollar (defined as reserve-adjusted LIBOR, subject to a floor of zero), plus the Applicable Margin. The Base Rate is the highest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) 0.5% above the federal funds rate (subject to a floor of zero), and (c) LIBOR for a one-month period (subject to a floor of zero) plus 1.00%. The Applicable Margin for Eurodollar Rate Advances is based upon a grid determined by reference to Honeywell’s non-credit enhanced long-term senior unsecured debt rating (the “Public Debt Rating”), in an amount equal to 1.000% per annum if Honeywell’s Public Debt Rating is at a level of at least AA- by Standard & Poor’s, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”), or Aa3 by Moody’s Investors Service, Inc. (“Moody’s”) (“Level 1”), with (i) a step-up to 1.125% per annum if Honeywell’s Public Debt Rating level is lower than Level 1 but at least A+ by Standard & Poor’s or A1 by Moody’s (“Level 2”), (ii) a further step-up to 1.250% per annum if Honeywell’s Public Debt Rating level is lower than Level 2 but at least A by Standard & Poor’s or A2 by Moody’s (“Level 3”), (iii) a further step-up to 1.375% per annum if Honeywell’s Public Debt Rating level is lower than Level 3 but at least A- by Standard & Poor’s or A3 by Moody’s (“Level 4”), and (iv) a further step-up to 1.500% per annum if Honeywell’s Public Debt Rating level falls below Level 4. The Applicable Margin for Base Rate Advances is 100 basis points lower than the Applicable Margin for Eurodollar Rate Advances, subject to a floor of zero.

Honeywell has agreed to pay a ticking fee for the account of each lender on the aggregate amount of such lender’s unused commitment for the Term Loan Agreement, based upon a grid determined by reference to Honeywell’s Public Debt Rating, in an amount equal to 0.050% per annum if Honeywell’s Public Debt Rating is at a level of at least AA- by Standard & Poor’s or Aa3 by Moody’s (“Fee Level 1”), with (i) a step-up to 0.075% per annum if Honeywell’s Public Debt Rating level is lower than Fee Level 1 but at least+ A by Standard & Poor’s or A1 by Moody’s (“Fee Level

2”), (ii) a further step-up to 0.100% per annum if Honeywell’s Public Debt Rating level is lower than Fee Level 2 but at least A by Standard & Poor’s or A2 by Moody’s (“Fee Level 3”), (iii) a further step-up to 0.125% per annum if Honeywell’s Public Debt Rating level is lower than Fee Level 3 but at least A- by Standard & Poor’s or A3 by Moody’s (“Fee Level 4”), and (iv) a further step-up to 0.150% per annum if Honeywell’s Public Debt Rating level falls below Fee Level 4. The Term Loan Agreement is not subject to termination based upon a decrease in Honeywell’s debt ratings or as a result of a Material Adverse Change (as defined in the Term Loan Agreement).
The foregoing description of the Term Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Term Loan Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1
Delayed Draw Term Loan Agreement, dated as of March 26, 2020, among Honeywell International Inc., the initial lenders named therein, Citibank, N.A., as administrative agent, and Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 31, 2020	HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Anne T. Madden
Senior Vice President and General Counsel